                                                              EXHIBIT 23.4


                          CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3, No. 33-00000) and related Prospectus of ProNet Inc. for the registration of 2,000,000 shares of its common stock and to the incorporation by reference therein of our report dated September 16, 1994, with respect to the consolidated financial statements of Radio Call Company, Inc. and Affiliates included in ProNet Inc.'s Current Report on Form 8-K/A dated October 14, 1994, both filed with the Securities and Exchange Commission.



                                       /s/ CUMMINGS & CARROLL, P.C.
                                       ----------------------------
                                       Cummings & Carroll, P.C.
                                       Certified Public Accountants

July 19, 1995
Great Neck, New York